Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192301) of IntercontinentalExchange Group, Inc. of our report dated February 26, 2013 relating to the financial statements of NYSE Euronext and the effectiveness of internal control over financial reporting, which is incorporated by reference in this Current Report on Form 8-K/A of IntercontinentalExchange Group, Inc. dated November 19, 2013.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 14, 2013